Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (the “Agreement”) is by and between GREENVILLE MIXED-USE PARTNERS, LLC, a limited liability company (“Seller”), and DANIEL REALTY COMPANY, LLC, an Alabama limited liability company (or its assignee, as hereafter provided) (“Purchaser”).

The effective date of this Agreement, for purposes of calculating any time periods set forth in this Agreement, shall be deemed to be the last date upon which this Agreement has been fully executed by both parties, as set forth on the signature pages hereto (the “Effective Date”).

WHEREAS, Seller desires to sell, transfer and convey to Purchaser and Purchaser desires to buy and receive from Seller on the terms and conditions set forth herein, the Property hereafter described.

NOW, THEREFORE, for and in consideration of ten dollars ($10.00) cash in hand paid, the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the above recitals are true and correct and further agree as follows:

ARTICLE I; PURCHASE AND SALE OF PROPERTY.

1.1 Property. Seller hereby agrees to sell, transfer, assign and convey to Purchaser, and Purchaser hereby agrees to purchase, accept and receive from Seller at Closing, approximately 14+/- acres of unimproved land located at Old Airport Road in Greenville, Greenville County, South Carolina, as more particularly described on the drawing attached as Exhibit A (the “Real Property”), together with all of Seller’s rights, privileges and easements, if any, to any and all improvements, appurtenances, benefiting, belonging or pertaining to the Real Property, and in and to any land lying in the bed of any street, road or highway in front of or adjoining said Real Property, together with any strips or gores relating to said Real Property (the Real Property and the easements and interests described above being hereinafter referred to collectively as the “Property”). The Property is part of any existing platted parcel of land of approximately 26+/- acres situated within the Crescent Place mixed-use development and known as Tract 5 according to the survey entitled “Fluor Daniel” by Freeland & Associates dated April 21, 2000, revised September 10, 2005, recorded in the Office of the Register of Deeds for Greenville County, South Carolina in Plat Book 50-M at Pages 35-40 (“Tract 5”).

1.2 Subdivision. It shall be a condition of Closing that Seller, at Seller’s expense, shall cause Tract 5 to be subdivided (the “Subdivision”) into two lots consisting of the 14+/- acre parcel to be sold to Purchaser pursuant to this Agreement and the remaining land (approximately 12+/- acres) (the “Seller Retained Land”). Purchaser will have approval rights over the proposed subdivision plat. The parties covenant and agree to cooperate with one other to finalize the subdivision plat within 90 days of the Effective Date in order that Seller may submit the same to the applicable governmental agency for Greenville County for preliminary approval during the Due Diligence Period hereafter set forth. All engineering, legal, and other third party fees and expenses incurred in connection with the subdivision described herein (the “Subdivision Costs”) will be paid by Seller. In addition to all matters shown on the Subdivision plat, Seller will agree to grant to Purchaser utility, drainage, slope, access, construction staging and other easements or licenses on the Seller Retained Land as the parties shall, in good faith, negotiate during the Due Diligence Period in order to accommodate Purchaser’s intended development on the Property; provided, however, that in no event will Seller be required to execute any such easement or license that has a material adverse effect on the Seller Retained Land.

ARTICLE II; PURCHASE PRICE.

2.1 Purchase Price. The purchase price for the Property shall be Three Hundred Thousand and 00/100 Dollars ($300,000.00) per acre, as shall be determined based upon the Survey of the Property to be obtained pursuant to the terms of this Agreement (“Purchase Price”). The Purchase Price, after credits, deductions and set offs, if any, shall be payable in cash at Closing by wire transfer or other immediately available funds.

2.2 Earnest Money

(a) Within five (5) business days of the Effective Date, Purchaser shall deliver an earnest money deposit in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Earnest Money”), to a national division of either First American/Fidelity National Title Insurance Company/Commonwealth Land Title Insurance Company, as the parties shall mutually determine (sometimes referred to herein as “Escrow Agent”), by wire transfer.

(b) The Earnest Money shall be held by Escrow Agent pursuant to the terms of an escrow agreement, the form of which will be finalized to the parties’ mutual satisfaction (the “Escrow Agreement”). Interest earned on the Earnest Money will become a part thereof. Escrow Agent shall retain possession of the Earnest Money until delivery or return thereof is permitted or required under this Agreement and the Escrow Agreement. The Earnest Money will be applied against the Purchase Price upon Closing or otherwise disbursed as provided in this Agreement.

ARTICLE III; DUE DILIGENCE PERIOD

3.1 Purchaser’s Investigations. Commencing on the Effective Date for a period of one hundred twenty (120) days thereafter (the “Due Diligence Period”), Purchaser may elect to perform or have performed, solely at its expense, such studies and investigations of the Property as Purchaser deems desirable, including, without limitation: (a) the physical condition of the Property; (b) surveys, environmental studies; and (c) such other matters relating to the Property as Purchaser deems appropriate. Seller hereby grants to Purchaser, and its representatives, agents, and employees, access to the Property at all times to permit Purchaser access for the purposes permitted hereunder. Access and all studies and investigations and any inspections related thereto shall be conducted so as not to interfere with the use of the Property by Seller or any other agreement affecting the Property. Purchaser shall promptly restore any damage to the Property caused by Purchaser’s access, studies and investigations of the Property, in order to return the Property to substantially its prior condition prior to such access, studies and investigations. Purchaser shall indemnify, hold harmless, and, upon Seller’s request, defend Seller from and against any and all costs (including reasonable attorneys’ fees and costs), damages and liabilities, claims, causes of action, or threats thereof, incurred by or asserted against Seller as a result of studies or investigations conducted by or on behalf of Purchaser, or as a result of the access to the Real Property by Purchaser or its agents, employees, or contractors, including, without limitation, claims for personal injury, property damage, and services rendered or materials furnished to or for the account of Purchaser.

3.2 Extension of Due Diligence Period. Purchaser may extend the Due Diligence Period for one thirty (30) day period by written notification to Seller and Escrow Agent prior to the end of the Due Diligence Period and depositing with the Escrow Agent prior to the end of the Due Diligence Period an additional deposit of Twenty-Five Thousand and No/100 Dollars ($25,000.00), which such additional deposit shall constitute Additional Earnest Money and shall be subject to all provisions herein regarding Earnest Money.

3.3 Intentionally Deleted.

3.4 Notice of Suitability. In the event that Purchaser’s studies and investigations indicate, in Purchaser’s sole judgment and discretion, that the Property is suitable to Purchaser, Purchaser shall send written notice (the “Notice of Suitability”) to Seller prior to the end of the Due Diligence Period (as the same may be extended as provided in Section 3.2 above). In the event that Purchaser fails to send Seller the Notice of Suitability by the end of the Due Diligence Period (as the same may be extended as provided in Section 3.2 above), this Agreement shall terminate, the Earnest Money will be returned to Purchaser and the parties shall have no further obligation to each other. In the event Purchaser timely delivers the Notice of Suitability, the Earnest Money will thereupon become nonrefundable to Purchaser in all events other than a Seller default under this Agreement or the failure of any express condition to closing to be satisfied.

ARTICLE IV; TITLE AND SURVEY

4.1 Title and Survey. Within ten (10) days of the Effect Date, Purchaser shall order a commitment from a title company to be selected by Purchaser (the “Title Company”), for an owner’s and mortgagee’s title policy covering the Property (the “Title Commitment”). Within sixty (60) days of the Effective Date, Seller shall provide, at Seller’s expense, a survey of the Property which shall be certified to Purchaser and to Purchaser’s lender (if any), which shall in sufficient in form and substance to enable the Title Company to remove its standard survey exception (the “Survey”), and otherwise acceptable to Purchaser and Purchaser’s lender in all respects. The Survey will be updated following the Subdivision to reflect the subdivided lot and all matters shown on the Subdivision map. Purchaser shall have the right to object, in its sole and absolute discretion, to any exceptions to the Title Commitment or to any matter shown on the Survey, by giving written notice to Seller and the Title Company no later than the expiration of the Due Diligence Period, stating the matters to which Purchaser objects and the reasons therefor, time being strictly the essence thereto. If Purchaser fails timely to provide such written objection, then Purchaser shall be deemed to have approved all matters affecting title to the Land and the Survey as of the date of the Title Commitment or the Survey, as applicable. If Purchaser so objects to any matter affecting title or the Survey, then Seller shall, within ten (10) days after receipt of such written notice, elect in writing, in its sole and absolute discretion, either to (a) endeavor (without any obligation to do so) to cure or remove any one (1) or more of such objections, or (b) terminate this Agreement.

4.2 Title Objections. If Seller elects to endeavor to cure or remove any title objection or Survey matter, Seller shall have a reasonable time determined by Seller from time to time, not to exceed thirty (30) days, to endeavor to cure or remove such title objection or Survey matter, which cure period shall extend the Closing Date. For purposes of this Agreement, the term “cure” shall include, without limitation, either of the following actions taken by Seller at Seller’s sole cost and expense: (a) “bonding off” an objection or posting a letter of credit in connection therewith; or (b) obtaining an appropriate endorsement to Purchaser’s title policy and/or title commitment for the Property that reasonably protects Purchaser from an objection. Seller shall have no liability to Purchaser for any defects in or objections to title or the Survey or for failure to cure or remove any such defects or objections, except as set forth in the following sentence. Purchaser’s sole remedies with respect to any such defect or objection shall be the termination of this Agreement pursuant to this Section, whereupon Purchaser shall receive a return of the Earnest Money along with any accrued interest.

ARTICLE V; CLOSING AND POSSESSION DATES

5.1 Closing Date. The purchase and sale contemplated hereby (the “Closing Date”) shall be closed within thirty (30) days after the end of the Due Diligence Period.

5.2 Possession. Seller will tender possession of the Property to Purchaser on the Closing Date.

5.3 Seller’s Deed. Seller shall convey title to the Property to Purchaser by limited warranty deed.

ARTICLE VI; SALES EXPENSES

6.1 Seller’s Expenses. Seller’s expenses shall include prepayment premiums on any existing loans, cost of releasing such loans, the cost of the Survey and updated survey described above, the transfer tax and other similar tax and recording fees incurred due to the conveyance of the Property, all Subdivision Costs, and Seller’s attorneys’ fees.

6.2 Purchaser’s Expenses. Purchaser’s expenses shall include the cost of the Owner’s and Mortgagee’s Title Policy described above, Purchaser’s attorney’s fees, all fees and costs associated with the Feasibility Studies performed by Purchaser, and Seller’s attorneys’ fees.

6.3 Prorations. Prorations to the Closing Date shall include: all current taxes and assessments, charges for solid waste removal and sewage, utilities, assessments for maintenance, and other charges attributable to use of the Property. The basis for proration of taxes shall be the last known actual taxes payable. However, if such taxes are not based on a full assessment of the present Property improvements, the portion shall be based on the current tax rate and the assessed value as shown on the assessor’s record at the time of settlement. Purchaser and Seller agree to adjust the tax proration post Closing once the final tax bill for the tax year of Closing has been received. All past due taxes, rollback taxes, and special assessments certified as a lien on the Property as of the Closing Date shall be paid by the Seller. Seller shall remain obligated to pay all ad valorem taxes arising out of the use of the Property, attributable to periods of time prior to Closing that may be imposed on the Property which may arise due to a lapse of any agricultural exemption or otherwise.

ARTICLE VII; RISK OF LOSS

7.1 Risk of Loss by Condemnation. In the event at any time prior to Closing, any portion of the Property is taken or is threatened to be taken by eminent domain or similar taking, then Purchaser shall have the option of (a) terminating this Agreement, in which event the Escrow Agent shall refund to Purchaser the Earnest Money and all accrued interest earned thereon, and neither party shall have any further rights or obligations hereunder, or (b) purchasing the Property, in which event Seller shall assign to Purchaser all rights and remedies it may have with regard to the such condemnation proceeding, including, without limitation, the proceeds of such condemnation, whether received or anticipated to be received.

ARTICLE VIII; REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER.

Seller hereby represents, warrants, and covenants that at the Date of Closing all of the following will be true in all material respects:

8.1 Title. Seller has good and marketable title to the Property to be conveyed hereunder, subject to easements and other matters of record on the date of execution of this Agreement and which do not materially affect the marketability or use of the Real Property.

8.2 Authorization. Seller has full power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement. All consents, authorizations and approvals which may be required in order for Seller to enter into this Agreement or consummate the transactions contemplated hereby have been obtained. The person executing this Agreement on behalf of Seller has been duly authorized and empowered to bind Seller to this Agreement. This Agreement, when executed and delivered by Seller, shall constitute the valid and binding agreement of Seller and be enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or regulations presently or hereafter in effect which affect the enforcement of creditors’ rights generally.

8.3 No Conflict with or Breach of Other Agreements. Neither the execution and delivery of this Agreement, nor the incurrence of the obligations herein set forth, nor the consummation of the transactions provided for herein, nor compliance with the terms of this Agreement, conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness, or any indenture, mortgage, deed of trust, loan agreement, lease, or other material agreement or instrument to which Seller is a party or by which the Property may be bound, provided that this representation shall not apply to any agreement, rights or governmental permits or authorizations which are not assignable by Seller (whether by their terms, at law or otherwise) without consent of a third party or as to which the failure to obtain same would not have a material adverse effect on the operation or value of the Property.

8.4 Not a Foreign Person. Seller is not, (A) a “foreign person,” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, or (B) a “disregarded entity” as such term is defined in Section 1.1445-2(b)(2)(iii) of the Code of Federal Regulations.

8.5 No Condemnation. There are no condemnation or eminent domain proceedings pending or, to the actual knowledge of Seller, threatened against any portion of the Property.

8.6 Possession. Seller has not granted to any party any license, lease, or other right relating to the use or possession of the Property or any part thereof.

8.7 Notices. To Seller’s actual knowledge, Seller has not received any written notice from any public authority or any governmental authority or regulatory agency concerning the existence of any presently uncorrected violation of any ordinance, public regulation or statute of any municipal, state or federal government or agency with respect to the Property. If Seller shall receive any such written notice it will promptly provide a copy of it to Purchaser.

8.8 Litigation. There is no action, suit or proceeding by or before any court, governmental instrumentality or agency now or pending or threatened against or affecting the Seller, or any of the assets to be sold by Seller to Purchaser hereunder which might materially or adversely affect the operation of the Warehouse or otherwise impair any of the real or personal property being purchased herein.

8.9 Environmental Matters. Seller hereby represents and warrants to Purchaser that: (i) neither Seller nor, to the Seller’s knowledge, any previous owner of the Property or any other person or entity has ever used, generated, processed, stored, disposed of, released or discharged any Hazardous Substance on, under, or about the Property or transported it to or from the Property, nor, to the Seller’s knowledge, has any party ever alleged that any such activities have occurred; and (ii) to the best of Seller’s knowledge, no use by Seller, any prior owner of the Property, or any other person, has occurred which violates or has been alleged by any party to violate any applicable Environmental Law, and the Property is not on any “Superfund” list under any applicable Environmental Law, nor is it subject to any lien related to any environmental matter. As used in this Agreement, “Hazardous Substance” shall mean and include all hazardous or toxic substances, wastes or materials, any pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous constituents, radon and urea formaldehyde), and any other similar substances or materials which are included or regulated by any local, state, or Federal law, rule, or regulation pertaining to environmental regulation, contamination, clean-up or disclosure, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of l980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, as amended (collectively, “Environmental Laws”). In the event Seller has breached the representations and warranties in this paragraph, Seller shall indemnify and hold Purchaser, its successors and assigns, harmless from and against all fines and penalties and liabilities, including all foreseeable and unforeseeable consequential damages, any other damages, costs and losses, including reasonable attorneys’ fees, directly or indirectly and in whole or in part arising out of or attributable to Hazardous Substances existing beneath or on the surface of the Property on or prior to any Closing or the migration thereof within or from the Property at any time, whether before or after any Closing, including without limitation the cost of any remedial, removal, response, abatement, clean-up, investigative and monitoring costs, and any other related costs and expenses. Such representations and warranties and the indemnification provisions in this paragraph shall survive Closing and shall not be merged therein.

8.10 Survival. The representations and warranties set forth in Article VIII shall survive the Closing and the delivery of the Deed for a period of twelve (12) months from the Closing Date (the “Survival Period”). If Seller obtains actual knowledge during the term of this Agreement of any matters that render any of its representations or warranties under Article VIII to be untrue, Seller shall promptly disclose such matters to Purchaser in writing. If Purchaser obtains actual knowledge during the term of this Agreement of any matters that render any of Seller’s representations or warranties under to be untrue, Purchaser shall promptly disclose such matters to Seller in writing.

ARTICLE IX; ADDITIONAL TERMS.

9.1 Restrictive Covenant with respect to Seller Retained Land. Seller will execute a restrictive covenant against the Seller Retained Land prohibiting the development or use of such land from any residential for rent product (multifamily, condominium, etc.) (a “Residential Rental Use”) for a period of twenty-four (24) months from Closing. The terms of the restrictive covenant will be finalized during the Due Diligence Period.

9.2 ROFR with respect to Seller Retained Land.

(a) In consideration of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby further grants to Purchaser a right of first refusal (the “Seller Retained Land ROFR”) to purchase all or any part of the Seller Retained Land if (and only if) the same is to be sold for a Residential Rental Use. If at any time the Seller either (i) decides to sell the Seller Retained Land or any part thereof for development as a Residential Rental Use, or (ii) receives a good faith, bona fide third party offer to purchase the Seller Retained Land or any part thereof for Residential Rental Use which the Seller elects to accept, Seller shall deliver to Purchaser immediately a written notice containing an offer (the “Offer”) to sell the Seller Retained Land or such portion thereof. If the Offer is made due to the fact that the Seller has received a good faith, bona fide offer from a third party to purchase the Seller Retained Land or a portion thereof for Residential Rental Use, the Offer to Purchaser shall be on the same terms and conditions as contained in the third party offer received by the Seller. Upon receipt of a copy of the Offer or a written summary thereof, Purchaser shall have ten (10) days in which to exercise its ROFR by providing Seller with written notice of its desire to purchase the Seller Retained Land or any portion thereof in accordance with the terms of the Offer. The parties shall thereafter have a period of thirty (30) days in which to finalize a contract for the purchase and sale of the Seller Retained Land on the terms set forth in the Offer. If Purchaser fails to give Seller such written notice within said ten (10) days or the parties are unable to finalize the form of the contract therefor within such thirty (30) days, Seller shall be free to sell the Seller Retained Land to a third party; provided, however, if the economic terms of the proposed third party transaction are more favorable to the proposed third party than the terms contained in the Offer (the “Favorable Terms”), then Seller shall first offer to sell the Seller Retained Land to Purchaser upon such Favorable Terms. Purchaser shall have ten (10) days after its receipt of the Favorable Terms in which to give written notice to

Seller of Purchaser’s intent to purchase the Seller Retained Land upon the Favorable Terms, and thirty (30) days to finalize a contract for the sale of the Seller Retained Land. If Purchaser fails to give Seller such written notice within said five (5) days or the parties are unable to finalize the form of the contract therefor within such twenty (20) days, Seller shall be free to sell the Seller Retained Land to a third party. Upon exercise by Purchaser of the Seller Retained Land ROFR as aforesaid, Purchaser shall purchase the Seller Retained Land in accordance with the terms set forth in the Offer, including without limitation, the purchase price set forth therein and the closing schedule established thereby.

(b) The Seller Retained Land ROFR shall apply to Offers for Residential Rental Use and no other intended uses of the Seller Retained Land.

9.3 Survival of Warranties. Except as expressly stated herein, all representations, warranties and covenants by Purchaser which are contained in this Agreement or given pursuant hereto shall not merge with the deed to be delivered at Closing and shall survive Closing.

9.4 Broker. Seller and Purchaser each represent and warrant to the other that neither Seller nor Purchaser has entered into any agreement which might result in the obligation to pay any brokerage commission, finder’s fee or other similar compensation with respect to the transaction contemplated hereby. Seller and Purchaser shall indemnify each other and hold each other harmless from and against any losses, liabilities, damages, costs and expenses (including attorney’s fees) incurred by the other by reason of any breach or inaccuracy of the representation and warranty contained in this paragraph. The provisions of this paragraph shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

9.5 Default of Remedies. If Purchaser shall default in the performance of any part of this Agreement, Seller may elect to waive such default or Seller may elect to terminate this Agreement by written notice to Purchaser. In the event this Agreement is terminated by Seller, the Earnest Money shall be forfeited as Seller’s entire liquidated damages and Purchaser shall have no other responsibility or liability of any kind to Seller by virtue of such default. In the event Closing fails to occur due to Seller’s default in its performance obligations under this Agreement prior to or on the Closing Date, or Seller’s failure to comply with any obligation imposed on it herewith for any reason, or the representations and warranties of Seller set forth in this Agreement shall not be true and correct in any material respect as and when made in accordance with their respective terms, Purchaser may (i) enforce specific performance hereof and seek such other relief as may be provided by law or equity or (ii) terminate this Agreement and receive all of the Earnest Money held by the Escrow Agent plus all accrued interest earned thereon, thereby releasing Seller and Purchaser from this Agreement.

9.6 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be made in writing, signed by the party giving such notice, election or demand, and shall be delivered to the other party at the address set forth below or at such other address as may be supplied in writing by one of the following methods: (a) personal, in hand delivery to the named recipient; (b) registered or certified mail, return receipt requested; (c) overnight courier; or (d) by facsimile transmission directly to the named recipient followed immediately thereafter by a copy mailed by U.S. Mail. The date of delivery or the date of mailing, as the case may be, shall be the effective date of giving of such notice, election or demand.

The address of the Seller is:

Greenville Mixed-Use Partners, LLC

c/o Merrifield, Patrick, Vermillion

521 East Morehead Street, Suite 400

Charlotte, North Carolina 28202

Telephone: (704) 561-5238

Facsimile: (704) 248-2101

Attn: Mr. Ken Chapman

The address of Purchaser is:

Daniel Realty Company, LLC

3660 Grandview Parkway, Suite 100

Birmingham, AL 35243

Telephone: (205) 428-4500

Facsimile: (205) 428-4615

Attn: Mr. Justin Weintraub – Vice-President-Multi-Family

or such other address as any party hereto may give the other pursuant to the provision hereof.

9.7 Market Withdrawal: From and after the date that Purchaser gives its Notice of Suitability on the Property, Seller agrees it will not solicit or accept other offers or enter into any other negotiations or contracts to sell the Property.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith. No covenant, warranty, representation, condition or undertaking not expressed herein, or in any certificate, instrument or documents delivered pursuant hereto, shall affect or be effective to interpret, change or restrict this Agreement. No modifications, waiver, discharge, cancellation or other agreement shall affect the terms hereof unless in writing and signed by the parties hereto.

9.9 Non-waiver. Failure on the part of either party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, conditions and covenants, unless otherwise provided herein.

9.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, transferees and assigns.

9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

9.12 Assignment. Purchaser shall be permitted to assign its rights under this Agreement without the Seller’s prior written consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective permitted successors and assigns.

9.13 Effective Date. This Agreement will be considered effective on the date last signed by Purchaser or Seller.

9.14 Construction. This Agreement shall not be interpreted or construed more strictly against one party or the other merely by virtue of the fact that it was drafted by counsel to Seller or Purchaser; it being hereby acknowledged and agreed that Seller and Purchaser have both contributed materially and substantially to the negotiations and drafting of this Agreement.

9.15 Counterparts. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each party to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

9.16 Severability. In the event that any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the reminder of this Agreement and shall in no way affect any other covenant or conditions herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

9.17 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

9.18 As-Is Conveyance. Except as expressly set forth herein, Seller makes no warranty or representation regarding any aspect of the Property or its suitability for Purchaser’s intended use. If Purchaser elects to purchase the Property, it shall be conveyed to Purchaser on an “as-is, where is” basis.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date and year set forth below:

SELLER

Date of execution:	GREENVILLE MIXED-USE PARTNERS, LLC
4/10/14
	By:		Merrifield Partners, LLC,
Its Manager

		By:	James E. Merrifield
James E. Merrifield
Its Manager

PURCHASER

Date of execution:	DANIEL REALTY COMPANY, LLC
4/10/14
	BY:		Daniel Realty Corporation
Its Manager

	By:		Justin R. Weintraub
	Its:		Vice President

EXHIBIT A

Property

INTENTIONALLY OMMITTED

EXHIBIT B

DUE DILIGENCE ITEMS

Seller agrees to permit access to the Property and Seller’s records regarding the same to Purchaser, its advisors and consultants.

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), is by and between GREENVILLE MIXED-USE PARTNERS, LLC, a limited liability company (“Seller”) and DANIEL REALTY COMPANY, LLC, an Alabama limited liability company (“Purchaser”). The effective date of this Amendment shall be the date upon which this Agreement has been fully executed by both parties, as set forth on the signature pages hereto (the “Effective Date”).

RECITALS

Seller and Purchaser have entered into that certain Purchase and Sale Agreement with an Effective Date of April 10, 2014 (the “Purchase Agreement”) with respect to the sale of the Property more particularly described therein. The parties desire to amend the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the Purchase Agreement.

2. Property. The parties have agreed upon the division line of Tract 5 as shown on the proposed ALTA Survey prepared by Freeland Surveying dated June 6, 2014, and agree that the metes and bounds legal description of the Property shall be as set forth on Exhibit A attached hereto. Said metes and bounds legal description will be replaced by the final subdivision legal once the subdivision plat has been recorded.

3. Purchase Price. Section 2.1 of the Purchase Agreement is hereby modified and amended to provide that the Purchase Price for the Property shall be Four Million Two Hundred Ninety Thousand and No/100 Dollars ($4,290,000.00).

4. Due Diligence Period. Section 3.1 of the Purchase Agreement is hereby modified and amended to extend the initial Due Diligence Period until August 22, 2014. Purchaser’s right to further extend the Due Diligence Period for an additional 30 days (namely, until September 22, 2014) upon depositing an additional $25,000 Earnest Money deposit as set forth in Section 3.2 of the Purchase Agreement, remains in full force and effect.

5. Ratification. Except as modified hereby, the Purchase Agreement is hereby ratified and affirmed.

[SIGNATURES ON FOLLOWING PAGE]

1

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the day and year set forth below.

SELLER:

Date of execution:	GREENVILLE MIXED-USE PARTNERS, LLC

6/30/14	By:	Merrifield Partners, LLC
Its Manager

		By:	Ken A. Chapman
Ken A. Chapman
Its Manager

PURCHASER:

Date of execution:	DANIEL REALTY COMPANY, LLC

6/30/14	BY:	Daniel Realty Corporation,
Its Manager

		By:	Justin Weintraub
Justin Weintraub
Its Vice President

2

EXHIBIT A

INTENTIONALLY OMMITTED